UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter) Florida (State or other jurisdiction of incorporation) 0-9376 (Commission File Number) 20-1167761 (IRS Employer Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 15, 2023 by Innovative Food Holdings, Inc. (the “Company”), Brady Smallwood commenced employment with the Company as its Chief Operating Officer on May 15, 2023. The terms of Mr. Smallwood’s employment are memorialized in an Executive Employment Agreement, dated April 14, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company agreed to grant to Mr. Smallwood a sign-on option grant to purchase shares of the Company’s common stock (the “Stock Options”) on the following terms:

Expiration Date:	December 31, 2026
Total Number of Shares Granted:	1,500,000
Exercise Price per Share:	$2.00 (with respect to 750,000 Shares)
$1.50 (with respect to 750,000 Shares)
Vesting Schedule:	Award is fully vested as of Date of Grant

On July 7, 2023, the board of directors of the Company (the “Board”) approved a grant of Stock Appreciation Rights (“SARs”) to Mr. Smallwood in lieu of the Stock Options on the same economic terms set forth above, pursuant to a Non-Plan Stock Appreciation Right Award Grant Notice and Award Agreement (the “SAR Award Agreement”).

The foregoing summary description of the SAR Award Agreement is qualified in its entirety by reference to the form of SAR Award Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Also on July 7, 2023, the Board approved and adopted a new Code of Ethical Conduct that applies to all officers, directors and employees of the Company and constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K (the “Code of Ethics”). The Code of Ethics supersedes the Company’s existing code of ethics (the “Prior Code”).

The Code of Ethics sets forth guiding principles of business ethics and certain legal requirements, including, but not limited to, the Company’s policies with respect to fair dealing, conflicts of interest, confidentiality and compliance with laws. The Code of Ethics provides that only the Board has the authority to waive a provision of the Code of Ethics.

The Code of Ethics was approved and adopted by the Board as part of its ordinary course recurrent review of the Company’s codes and policies for the purpose of clarifying certain areas of importance, including procedures for reporting suspected violations of the Code of Ethics. The adoption of the Code of Ethics did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Prior Code.

The foregoing summary description of the principal changes contained in the Code of Ethics is qualified in its entirety by reference to the Code of Ethics, a copy of which is filed herewith as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Form of Non-Plan Stock Appreciation Right Award Grant Notice and Award Agreement between Innovative Food Holdings, Inc. and Brady Smallwood.
14.1	Code of Ethical Conduct, effective July 7, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: July 12, 2023	By: /s/ Richard Tang Richard Tang Chief Financial Officer